UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 23, 2026

QUIDELORTHO CORPORATION
(Exact name of Registrant as specified in its Charter)

Delaware	001-41409	87-4496285
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9975 Summers Ridge Road, San Diego, California 92121
(Address of principal executive offices, including zip code)
(858) 552-1100
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	QDEL	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 23, 2026, QuidelOrtho Corporation (the “Company”) entered into Amendment No. 1 (the “Amendment”) to its existing credit agreement, dated as of August 21, 2025 (as amended by the Amendment, the “Credit Agreement”), by and among the Company, as borrower, Bank of America, N.A., as administrative agent and swing line lender (“Bank of America”), and the other lenders and L/C issuers party thereto (together with Bank of America, the “Lenders”). Pursuant to the Credit Agreement, the Lenders provided the Company with (i) $1.15 billion senior secured term loan A facility (the “Term Loan A”), (ii) a $100.0 million senior secured delayed draw term loan A facility (the “DDTL Term Loan A”; together with the Term Loan A, the “Term Loan A Facilities”), (iii) a $1.45 billion senior secured term loan B facility (the “Term Loan B”) and (iv) a $700.0 million revolving credit facility (the “Revolving Credit Facility” and with the Term Loan A, the DDTL Term Loan A and the Term Loan B, the “Financing”).

The Amendment, among other matters, resets the Company’s financial covenant levels through the fiscal quarter ending September 30, 2029 (such period, the “Covenant Relief Period”), to provide for a maximum Consolidated Leverage Ratio and a minimum Consolidated Interest Coverage Ratio (each as defined in the Credit Agreement) for each measurement period as follows:

Fiscal Quarters Ending	Minimum Consolidated Interest Coverage Ratio	Maximum Consolidated Leverage Ratio
On or prior to July 2, 2028	2.25 to 1.00	5.50 to 1.00
On October 1, 2028 or December 31, 2028	2.50 to 1.00	5.00 to 1.00
On April 1, 2029 or July 1, 2029	2.75 to 1.00	4.50 to 1.00
On or after September 30, 2029	3.00 to 1.00	4.25 to 1.00

During the Covenant Relief Period, the initial applicable rate for the Term Loan A Facilities and the Revolving Credit Facility from the Amendment effective date until the first business day after the compliance certificate for the fiscal quarter ending September 28, 2026 is received by the Administrative Agent will be 1.50% per annum for base rate loans and 2.50% per annum for Term SOFR rate loans, and thereafter will be determined in accordance with a pricing grid based on the Company’s Consolidated Leverage Ratio (as defined in the Credit Agreement) ranging from 1.75% to 3.00% per annum for Term SOFR rate loans and from 0.75% to 2.00% per annum for base rate loans. In addition, during the Covenant Relief Period, the Company will pay a commitment fee on the unused portion of the Credit Agreement based on the Company’s Consolidated Leverage Ratio ranging from 0.20% to 0.40% per annum. The interest payable on the Term Loan B remains unchanged by the Amendment.

The Financing remains guaranteed by certain material domestic subsidiaries of the Company (the “Guarantors”) and secured by liens on substantially all of the assets of the Company and the Guarantors, excluding real property and certain other types of excluded assets.

The Credit Agreement contains affirmative and negative covenants that are customary for credit agreements of this nature. The negative covenants include, among other things, limitations on asset sales, mergers, indebtedness, liens, investments, restricted payments, certain debt prepayments and transactions with affiliates. In connection with the Amendment, certain additional restrictions have been added to the financial covenants during the Covenant Relief Period.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K (“Form 8-K”), which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

The following exhibits are filed with this Form 8-K:

Exhibit Number	Description of Exhibit
10.1
Amendment No. 1, dated as of September 23, 2026, by and among QuidelOrtho Corporation, as borrower, the Guarantors, Bank of America, N.A., as administrative agent and swing line lender, and the other lenders and L/C issuers party thereto

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL Document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2026

QUIDELORTHO CORPORATION

By:	/s/ Micah Young
Name:	Micah Young
Its:	Chief Financial Officer